EXHIBIT 99.1

Research on Use of Ceragenins™ As Potential Therapy for Cystic Fibrosis Related Infections and Other Diseases to be Presented at ICAAC 2006

Denver, CO, July 26, 2006 — Ceragenix Pharmaceuticals, Inc. a biopharmaceutical company focused on infectious disease and dermatology, today announced that the American Society of Microbiology (“ASM”) has accepted nine research abstracts on Ceragenins™ as poster presentations for the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC), which will be held in San Francisco, CA, September 27-30, 2006.

The research to be presented was performed at eight leading research institutions around the world and describes the in vitro activity of the Company’s Ceragenin antimicrobial compounds against the causative agents of  cystic fibrosis infections, multidrug resistant ocular infections, oral infections (including periodontal disease), skin infections (including MRSA), gastrointestinal infections (clostridium difficile, including the recently identified highly lethal strain), and activity against various bacterial biofilms of clinical significance.  ICAAC is the largest international scientific meeting devoted to antimicrobial agents and infectious disease.

“We have been very encouraged by the antimicrobial activity of our Ceragenin compounds against a number of clinically-significant pathogens and are very pleased that the ASM has accepted these nine abstracts for presentation,” stated Steven Porter, Chairman and CEO of Ceragenix.  “We wish to thank our research collaborators for their excellent work and look forward to sharing these exciting results at the upcoming conference.”

About Ceragenins™

Ceragenins™, or CSAs, are synthetically produced small molecule chemical compounds comprised of a sterol backbone with amino acids and other chemical groups attached to them. These compounds have a net positive charge that is electrostatically attracted to the negatively charged cell membranes of certain viruses, fungi and bacteria. CSAs have a high binding affinity for such membranes (including Lipid A) and are able to rapidly disrupt the target membranes leading to rapid cell death. While CSAs have a mechanism of action that is also seen in antimicrobial peptides, which form part of the body’s innate immune system, they avoid many of the difficulties associated with their use as medicines.

About CERAGENIX

Ceragenix Pharmaceuticals, Inc. (OTCBB: CGXP - News) is a biopharmaceutical company that discovers, develops and commercializes novel anti-infective drugs based on its proprietary class of compounds, Ceragenins™ (or CSAs). Active against a broad range of gram positive and negative bacteria, these agents are being developed as anti-infective medical device coatings (Ceracides™) and as therapeutics for antibiotic-resistant organisms.

Ceragenix further owns exclusive rights to Barrier Repair Technology for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenix’s patented Barrier Repair Technology, invented by Dr. Peter Elias and licensed from the University of California, is the platform for the development of two prescription topical creams—EpiCeram® and NeoCeram®. Ceragenix recently received 510K marketing clearance from the U.S. Food and Drug Administration for its EpiCeram® Skin Barrier Emulsion to improve dry skin conditions and to relieve and manage the burning and itching associated with various dermatoses including atopic dermatitis, irritant contact dermatitis, radiation dermatitis, and other dry skin conditions by maintaining a moist wound and skin environment. For additional information on Ceragenix, please visit www.ceragenix.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the Company to raise sufficient capital to finance its planned activities, receiving the necessary marketing clearance approvals from the United States Food and Drug Administration (the “FDA”), successful clinical trials of the Company’s planned products, the ability of the Company to commercialize its planned products, market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, and the Company’s ability to hire, manage and retain qualified personnel. The aforementioned factors do not represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular, important factors that could cause actual results to differ materially from our forward-looking statements include general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and these factors may affect us to a greater extent than indicated.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that we file from time to time with the Securities and Exchange Commission including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-KSB to be filed in 2006. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Ceragenix
Steven S. Porter, 720-946-6440
or Robert Stanislaro
Financial Dynamics
(212) 850-5657

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